PIMCO DYNAMIC INCOME OPPORTUNITIES FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Dynamic Income Opportunities Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Board nominated and appointed Kathleen McCartney as a Trustee of the Trust, effective as of July 1, 2022;

NOW, THEREFORE, as a result of the foregoing Trustee nomination and appointment, the nine (9) Trustees of the Trust are:

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	1633 Broadway New York, New York 10019

Joseph B. Kittredge, Jr.	1633 Broadway
New York, New York 10019

John C. Maney	650 Newport Center Drive
Newport Beach, CA 92660

William B. Ogden, IV	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

E. Grace Vandecruze	1633 Broadway
New York, New York 10019

Kathleen McCartney	1633 Broadway New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 18th day of July, 2022, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ryan Leshaw
Ryan Leshaw, Chief Legal Officer

Signature Page – PIMCO Dynamic Income Opportunities Fund (PDO)